UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 18, 2022

Odyssey Semiconductor Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-234741	84-1766761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Brown Road

Ithaca, NY 14850

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (607) 351-9768

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on April 18, 2022, Mark Davidson was appointed as Chief Executive Officer of Odyssey Semiconductor Technologies, Inc. (the “Company”). In connection with Mr. Davidson’s appointment, Richard Brown ceased to be Interim Chief Executive Officer, but remains as Chief Technology Officer and a Director.

From April 2020 to April 2022, Mr. Davidson served as the Chief Revenue Officer of DreamVu, Inc. From October 2019 to August 2020, Mr. Davidson was interim Chief Executive Officer of Range Networks Incorporated where he pivoted the company’s business model, resulting in a surge in revenue and profitability of the company and acquisition of the company by another fast-growing company. Since September 2018, Mr. Davidson has served as a managing partner of Vonzos Partners, a start-up venture capital company. From January 2016 to January 2018, Mr. Davidson served as Vice President and General Manager in the Global Power Products Business Organization of Intel Corporation, which acquired Altera Corporation, where Mr. Davidson served as General Manager and Marketing Director of The Power Business Unit from August 2013 to January 2016. From November 2007 to July 2013, he served as Texas Instruments Incorporated’s Regional Sales and Applications Engineering Director as well as Analog Applications Manager. From November 2000 to October 2007, he served as National Semiconductor Corporation’s Marketing Director and Product Line Director. From July 1997 to July 2000, Mr. Davidson served as Visteon Corporation’s Customer Liaison Engineer and Country Manager. From May 1995 to July 1997, Mr. Davidson served as Ford Motor Company’s Product Design Engineer. He received in 1995 a Bachelor of Science, Electrical Engineering from Pennsylvania State University.

In connection with Mr. Davidson’s appointment as Chief Executive Officer of the Company, the Company agreed to pay Mr. Davidson an annual cash compensation of $300,000. For 2022, Mr. Davidson will be eligible for an annual target bonus of up to $150,000 that will be prorated for nine (9) months (i.e. $112,500) based on his achievements of performance goals to be finalized and approved by the Board of Directors within the first two months of his employment. Such annual bonus will be paid in stock compensation until such time that the Company has sufficient cash flow. His eligibility for future bonuses will be determined by the Board of Directors in accordance with the Company’s future bonus plans and programs. In addition, the Company agreed to grant to Mr. Davidson an option to purchase a number of shares equivalent to 5.0% ownership of the Company on a fully-diluted basis using the treasury stock method as of March 31, 2022 (or 5.0% of 12,910,125 shares, or 650,000 shares), at the fair market value of the Company’s common stock as determined by the Board on the date it approves such grant. The option will vest at the rate of 25% per year on the anniversary date from the first day of his employment starting from April 1, 2023. The option will be subject to acceleration in vesting in connection with the occurrence of a change of control event during the term of Mr. Davidson’s employment.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

On April 18, 2022, the Company published a press release regarding the appointment of Mr. Davidson as Chief Executive Officer of the Company.

A copy of the press release is attached hereto as Exhibit 99.1. The information contained in this item of the Current Report on Form 8-K (including the exhibit) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 18, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 18, 2022	Odyssey Semiconductor Technologies, Inc.

	By:	/s/ John Edmunds
Name: John Edmunds
Title: Chairman